UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 15, 2015

ATVRockN

 (Exact name of registrant as specified in its charter)

Nevada	000-54739	27-4594495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1420 London Road, Suite 100

Duluth, MN 55805

 (Address of Principal Executive Officers)

Registrant's telephone number, including area code:   (218) 728-8553

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

On December 15, 2015, ATVRockN entered into a non-binding letter of intent with US Oilfield Company, LLC, an Indiana limited liability company. In that letter of intent, the parties agreed to begin good-faith negotiations towards a definitive share exchange or merger agreement between the parties. The goal of the definitive agreement would be that the outstanding units of US Oilfield Company, LLC would be converted into ATVRockN common stock, thus making US Oilfield Company, LLC a wholly owned subsidiary of ATVRockN. In turn, ATVRockN would issue to US Oilfield Company, LLC unit holders the amount of ATVRockN common stock so that they would collectively control 90.0% of the issued and outstanding stock of ATVRockN.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1. Non-Binding Letter of Intent between ATVRockN and US Oilfield Company LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned Chairman hereunto duly authorized.

Date: December 22, 2015	ATVRockN

/s/ Hal B. Heyer
Dr. Hal B. Heyer, MD Chief Executive Officer